Exhibit 99.1


ABINGTON BANCORP, INC.


                                NEWS RELEASE
                                ------------

                            FOR IMMEDIATE RELEASE

For:  Abington Bancorp, Inc.               Contact:  James K. Hunt
      97 Libbey Parkway                              Chief Financial
      Weymouth Woods Corporate Offices               Officer & Treasurer
      P.O. Box 890237                                (781) 682-6903
      Weymouth, MA  02189-0237
      www.AbingtonSavings.com

             ABINGTON BANCORP ANNOUNCES QUARTERLY CASH DIVIDEND

Abington, MA, June 26, 2003 - Abington Bancorp, Inc. (NASDAQ NMS:ABBK) announced today that its Board of Directors declared a regular quarterly cash dividend for holders of its common stock of $0.11 per share. The dividend is payable on July 25, 2003, to stockholders of record as of the close of business on July 11, 2003.

About Abington Bancorp
Abington Bancorp, Inc. is a one-bank holding company for Abington Savings Bank. Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Boston (Dorchester), Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Milton, Pembroke, Quincy, Randolph, Weymouth and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.

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